EXHIBIT 99.3
Little Giant Pump Company
Balance Sheet (Unaudited)
March 31, 2006

(In thousands)

Assets
Current assets:

Cash	$217
Accounts receivable (less allowance of $402)	16,910
Net inter-company receivable	11,128

Inventories:
Raw materials	12,868
Work-in-process	951
Finished goods	16,696
30,515

Deferred income taxes	4,928
Other current assets	285

Total current assets	63,983

Property, plant and equipment, net	9,625
Goodwill	5,104

Total non-current assets	14,729

Total assets	$78,712

Liabilities and shareholder’s equity
Current liabilities:

Accounts payable	$9,531
Accrued liabilities	5,985
Income tax payable	437
Employee benefit plans (as administered by the Parent company)	17,034

Total current liabilities	32,987

Deferred income taxes	353

Total liabilities	$33,340

Shareholder’s equity:
Common shares ($1 par value, 500 shares authorized and 500 shares outstanding)	1
Additional paid-in-capital	8,753
Retained earnings	36,618

Total shareholder’s equity	45,372

Total liabilities and shareholder’s equity	$78,712

See notes to unaudited financial statements

Little Giant Pump Company
Statement of Income (Unaudited)
First Quarter Ended March 31, 2006
(In thousands)

Net sales	$26,819

Cost of sales	19,283

Gross profit	7,536

Selling and administrative expenses	6,610

Operating income	926

Other income	319

Income before income taxes	1,245

Income taxes	436

Net income	$809

See notes to unaudited financial statements

Little Giant Pump Company
Statement of Cash Flows (Unaudited)
First Quarter Ended March 31, 2006
(In thousands)

Cash flows from operating activities
Net income	$809

Adjustments to reconcile net income to net cash flows
from operating activities:

Depreciation and amortization	359

Changes in assets and liabilities:
Accounts receivable	(5,242)
Inventories	(5,046)
Accounts payable and accrued liabilities	(2,718)
Income tax payable	351
Other current assets	283
Net cash flows from operating activities	(11,204)

Cash flows from investing activities
Additions to property and equipment	(253)
Net cash flows from investing activities	(253)

Cash flows from financing activities
Net borrowings/repayments of inter-company receivables	11,586
Net cash flows from financing activities	11,586

Net change in cash	129
Cash at beginning of period	88
Cash at end of period	$217

See notes to unaudited financial statements

NOTES TO FINANCIAL STATEMENTS AS OF AND FOR THE FIRST QUARTER ENDED 2006
Little Giant Pump Company

(In thousands)

1. CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Little Giant Pump Company (the “Company”), a wholly-owned subsidiary of Tecumseh Products Company (the “Parent”), and a leading worldwide provider of commercial and consumer water transfer solutions, was acquired by Franklin Electric Co., Inc. on April 21, 2006 as indicated in the initial form 8-K dated April 21, 2006. In response to Item 9.01 of such form 8-K, Franklin Electric stated that it would file certain financial information in a subsequent 8-K/A. This amendment provides audited financial information containing the financial position, results of operations and cash flows, as of, and for the first quarter ended 2006.

The preparation of these financial statements includes the use of “carve out” accounting procedures wherein certain assets, liabilities and expenses historically recorded or incurred at the Parent level, which related to or were incurred on behalf of the Company have been identified and allocated as appropriate to reflect the stand-alone financial results of the Company, in accordance with accounting principles generally accepted in the United States of America. In the ordinary course of business, the Parent provides various services, including accounting, treasury, tax, legal, human resources, public affairs and executive oversight. Fees for these services are charged to the Company by the Parent based on specifically identifiable expenses or are allocated to the Company by the Parent based primarily upon the Company’s proportionate number of employees or sales dollars. Both the Company and the Parent consider these cost allocations to be reasonable reflections of the cost of services provided. Charges for these services totaled $1,063 in the first quarter 2006 and were included in selling and administrative expenses. These charges may not necessarily be indicative of the costs the Company would incur for these services if it was a stand-alone, independent company.

The balance sheet as of March 31, 2006 and the statements of operations and cash flows for the first quarter ended 2006 have been prepared without audit. In the opinion of the Company’s management, all adjustments (which include normal recurring adjustments) necessary for a fair statement of the financial position, results of operations and cash flows as of the first quarter 2006 have been made. The quarterly financial statements and related note disclosures, for the first quarter 2006, should be read in conjunction with the audited December 31, 2005 financial statements and related disclosures.

2. RELATED PARTY TRANSACTIONS

In the ordinary course of business, the Parent provides various services (see Note 1). Fees for these services are charged to the Company by the Parent based on specifically identifiable expenses or are allocated to the Company by the Parent based primarily upon the Company’s proportionate number of employees or sales dollars. The following allocated expenses were included in selling and administrative expenses for the first quarter ended 2006:

(In thousands)	2006

Employee benefits	$563
Corporate administration	294
Pensions and post-retirement benefits	183
Insurance	11
Product liability	7
Taxes	5

Total	$1,063

These allocations may not necessarily be indicative of the costs the Company would incur for these services if it was a stand-alone, independent company.
The Company purchases products from and sells products to other Parent divisions. Finished goods are sold to such affiliates (MP Pumps) at cost plus margin. For the first quarter ended March 31, 2006, these sales represented an immaterial percentage of the Company’s total sales. Component purchases (net of discounts) made from affiliates (Fasco Motors, TPC Applied Electronic Group, and Tecumseh Paris), at the respective affiliate's cost plus a negotiated margin, totaled $1,332 for the first quarter ended March 31, 2006. Affiliate receivables and payables are assumed immediately settled and accordingly, represent an immaterial portion of the Company’s payables and receivables balances.

Other transactions with Parent - The Parent maintains all banking relationships. All payments from the Company's customers are deposited into accounts maintained by the Parent. The Parent also makes cash disbursements on behalf of the Company from bank accounts which are maintained and funded by the Parent on a daily basis.

3.	ACCRUED LIABILITIES

Accrued liabilities consist of:

(In thousands)	2006

Product warranty costs	$2,731
Vacation and profit sharing	1,615
Salaries, wages, and commissions	178
Taxes	351
Other	1,460

Total	$6,335

Changes in the Company’s product warranty liability are as follows:

(In thousands)	2006

Beginning balance	$2,706
Accruals related to product warranty	554
Settlements made in cash or in-kind	(529)

Ending balance	$2,731

4.	EMPLOYEE BENEFIT PLANS

As of the first quarter ended March 31, 2006, the Parent maintained both pension and retiree medical plans. These plans were administered by the Parent with expense allocations, based on headcount, to the subsidiary. The actuarially determined liabilities, totaling $17,034, as presented on the balance sheet as a current liability, represent pension and other post-retirement benefits based on years of service. With the subsequent acquisition of Little Giant Pump Company by Franklin Electric Co., Inc. (see Note 6) the determined liability will be recognized and recorded by the Parent. Detailed Parent employee benefit plan disclosures are available in Tecumseh Products Company’s 10-K filed March 15, 2006.

The Parent maintains a 401(k) plan, in which Company employees could contribute up to 6 percent of earnings for a 3 percent match by the Parent. The total expense for the first quarter ended March 31, 2006 was $71.

5.	GUARANTEE OF PARENT COMPANY DEBT

The Company has entered an arrangement to guarantee the repayment of debt owed by Tecumseh Products Company up to $375 million. As of the date of the sale transaction (see Note 6), and as a condition of closing, Little Giant was removed as a guarantor of the Parent’s debt.

6.	SUBSEQUENT EVENT

On March 20, 2006, Franklin Electric Co., Inc. announced a definitive agreement to acquire Little Giant Pump Company, a wholly-owned subsidiary of Tecumseh Products Company, in a stock purchase transaction and on April 21, 2006 the acquisition was complete. Little Giant Pump Company is continuing to do business as a wholly-owned subsidiary of Franklin Electric Co., Inc.